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                                                                    EXHIBIT 99.1


CADENCE TO OFFER SIMPLEX EXTRACTION TECHNOLOGY



Exclusive Agreement to Provide World-Class Gate-level Extraction Solution

         SAN JOSE, Calif., Jan. 16 /PRNewswire-FirstCall/ -- Cadence Design Systems, Inc. (NYSE: CDN), the world's leading supplier of electronic design products and services, and Simplex Solutions, Inc. (Nasdaq: SPLX), a leading provider of software and services for the design and verification of integrated circuits, today announced a technology-licensing agreement that gives Cadence exclusive distribution rights to the Simplex standalone parasitic extraction technology, Fire & Ice(R) QX. The agreement addresses customers' requirements for fast, accurate parasitic extraction by incorporating Simplex extraction technology as part of the Cadence(R) advanced deep submicron solution-the industry's most complete design flow. Financial terms of the four-year agreement were not disclosed.

         "This is another example of Cadence and the electronic design industry working together to better serve the complete spectrum of our customers' needs," said Lavi Lev, executive vice president and general manager of IC Solutions at Cadence. "We always look for great technology to enhance our design flow. Simplex's Fire & Ice QX is the best gate-level extraction technology available and will work well within our industry-leading SP&R design solution."

         Simplex retains the rights to continue to directly sell and support current and future SoC verification products with embedded extraction technologies.

         "Cadence offers first-class sales and support in the global EDA industry. We are delighted to have Cadence market our extraction technology," said Penny Herscher, chairman and CEO of Simplex. "Distribution of our Fire & Ice QX through the Cadence worldwide channel will dramatically expand customer access to this key technology."

         Fire & Ice QX for gate-level design is complementary to the Cadence Diva(R) and Assura(TM) Parasitic Extractor (RCX) technology for custom integrated circuit design.

         About Cadence

         Cadence is the largest supplier of electronic design technologies, methodology services, and design services. Cadence solutions are used to accelerate and manage the design of semiconductors, computer systems, networking and telecommunications equipment, consumer electronics, and a variety of other electronics-based products. With approximately 5,700 employees and 2000 revenues of approximately $1.3 billion, Cadence has sales offices, design centers, and research facilities around the world. The company is headquartered in San Jose, California, and traded on the New York Stock Exchange under the symbol CDN. More information about the company, its products, and services is available at http://www.cadence.com.

         About Simplex

         Simplex Solutions (TM), Inc. provides software and services for the design and verification of integrated circuits to enable its communications, computer, and consumer-products customers to achieve first-time production success and rapid delivery of complex systems-on-chip. Simplex customers use its products and services prior to manufacture to design and verify the integrated circuits to help ensure that the integrated circuits will perform as intended, taking into account the complex effects of deep-submicron semiconductor physics. Simplex can be reached at 408-617-6100 or on the web at http://www.simplex.com.

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         Cautionary Note Regarding Forward-looking Statements

         This release contains forward-looking statements (including, without limitation, information regarding the ability of the agreement to address and serve Cadence customers' requirements, the successful incorporation of Simplex technology into the Cadence design solution, Simplex expectation to develop future SoC verification products, Cadence intention to market and distribute Simplex extraction technology, and the expansion of customer access into Simplex Fire & Ice QX technology) that involve risks and uncertainties that could cause the results of Cadence and Simplex to differ materially from management's current expectations.

         Actual results may differ materially due to a number of factors including, among others: future strategic decisions made by Simplex and/or Cadence; competitive developments; demand for Simplex Fire & Ice QX technology and the Cadence design solutions; demand for advanced semiconductor chips and verification software that supports their production; and the rapid pace of technological change in the semiconductor industry. The matters discussed in this press release also involve risks and uncertainties described in the most recent filings of Cadence and Simplex with the Securities and Exchange Commission. Cadence and Simplex assume no obligation to update the forward-looking information contained in this release.

         NOTE: Fire & Ice is a registered trademark, and Simplex Solutions and the Simplex logo are trademarks of Simplex Solutions, Inc. Cadence, the Cadence logo, and Diva are registered trademarks, and Assura is a trademark of Cadence Design Systems, Inc. All other trademarks mentioned in this press release are the properties of their respective owners.

SOURCE  Simplex Solutions, Inc.; Cadence Design Systems





Web site:  http://www.simplex.com



CONTACT: Judy Erkanat of Cadence Design Systems, Inc.,
+1-408-894-2302, or jerkanat@cadence.com; or Janet Greene of Simplex Solutions, Inc., +1-408-617-6195, or jgreene@simplex.com